                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY


                           STOCK PURCHASE AGREEMENT


                                     among


                         CRYSTALOID TECHNOLOGIES, INC.


                      The Management Sellers party hereto


                                      and


                          DAHL PARTNERS INCORPORATED

                        CRYSTALOID ELECTRONICS COMPANY



                          Dated as of March 31, 1998

                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                    PAGE
-------                                                                    ----
                                   ARTICLE I

                                  DEFINITIONS

  1.1.    Definitions......................................................  1

                                  ARTICLE II

                          PURCHASE AND SALE OF SHARES

  2.1.    Basic Transaction................................................  6
  2.2.    Payment of Purchase Price........................................  7
  2.3.    Holdback.........................................................  7
  2.4.    The Closing......................................................  7
  2.5.    Closing Deliveries by Sellers....................................  7
  2.6.    Closing Deliveries by Buyer......................................  8

                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

  3.1.    Authorization of Transaction.....................................  8
  3.2.    Noncontravention.................................................  8
  3.3.    Brokers' Fees....................................................  9
  3.4.    Shares...........................................................  9

                                 ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

   4.1.   Organization, Qualification, and Corporate Power.................  9
   4.2.   Capitalization................................................... 10
   4.3.   Noncontravention................................................. 10
   4.4.   Brokers' Fees.................................................... 11
   4.5.   Title to Assets.................................................. 11
   4.6.   Subsidiaries..................................................... 11
   4.7.   Financial Statements; Projections................................ 11
   4.8.   Events Subsequent to Latest Balance Sheet........................ 12
   4.9.   Undisclosed Liabilities.......................................... 14

SECTION                                                                    PAGE
-------                                                                    ----
  4.10.   Legal Compliance................................................. 14
  4.11.   Tax Matters...................................................... 14
  4.12.   Real Property.................................................... 16
  4.13.   Intellectual Property............................................ 19
  4.14.   Tangible Assets.................................................. 22
  4.15.   Inventory........................................................ 23
  4.16.   Contracts........................................................ 23
  4.17.   Notes and Accounts Receivable.................................... 25
  4.18.   Powers of Attorney............................................... 25
  4.19.   Insurance........................................................ 25
  4.20.   Litigation....................................................... 26
  4.21.   Product Warranty................................................. 26
  4.22.   Product Liability................................................ 27
  4.23.   Employees........................................................ 27
  4.24.   Employee Benefits................................................ 27
  4.25.   Environmental Matters............................................ 30
  4.26.   Permits.......................................................... 32
  4.27.   Backlog.......................................................... 32
  4.28.   No Conflict of Interest.......................................... 32
  4.29.   Bank Accounts.................................................... 32
  4.30.   Customers and Suppliers.......................................... 33
  4.31.   Claims Against Officers and Directors............................ 33
  4.32.   Improper and Other Payments...................................... 33
  4.33.   Accuracy of Statements........................................... 34

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

   5.1.   Organization of the Buyer........................................ 34
   5.2.   Authorization of Transaction..................................... 34
   5.3.   Noncontravention................................................. 34
   5.4.   Brokers' Fees.................................................... 35
   5.5.   Legal Compliance................................................. 35
   5.6.   Litigation....................................................... 35
   5.7.   Accuracy of Statements........................................... 35

SECTION                                                                    PAGE
-------                                                                    ----
                                  ARTICLE VI

                                   COVENANTS

   6.1.   General.......................................................... 36
   6.2.   Notices and Consents............................................. 36
   6.3.   Operation of Business............................................ 36
   6.4.   Full Access...................................................... 38
   6.5.   Exclusivity...................................................... 39
   6.6.   Efforts.......................................................... 39
   6.7.   Maintenance of Insurance......................................... 39
   6.8.   Notice and Supplemental Information.............................. 39
   6.9.   Employment Agreement............................................. 40
   6.10.  Public Announcements............................................. 40
   6.11.  Consistent Tax Reporting......................................... 40
   6.12.  Termination of Shareholder Agreements............................ 40
   6.13.  Resignation of Officers and Directors............................ 40
   6.14.  Capital Projects................................................. 40
   6.15.  SERP Agreements.................................................. 40
   6.16.  Lindblom Transaction............................................. 40
   6.17.  Transition....................................................... 40
   6.18.  Confidentiality.................................................. 41
   6.19.  Noncompetition................................................... 41
   6.20.  Jackson Guaranty................................................. 42
   6.21.  Post-Closing Covenants........................................... 42

                                  ARTICLE VII

                       CONDITIONS TO OBLIGATION OF BUYER

   7.1.   Representations and Warranties True as of Closing Date........... 43
   7.2.   Compliance with Covenants........................................ 43
   7.3.   Consents......................................................... 43
   7.4.   Actions or Proceedings........................................... 44
   7.5.   Certificate...................................................... 44
   7.6.   Financial Condition at Closing................................... 44
   7.7.   Opinion of Counsel............................................... 45
   7.8.   Resignations..................................................... 45
   7.9.   Financing........................................................ 45
   7.10.  Employment Agreements............................................ 45
   7.11.  Capital Projects................................................. 45

SECTION                                                                    PAGE
-------                                                                    ----
   7.12.  SERP Agreements.................................................. 45
   7.13.  Lindblom Transaction............................................. 45
   7.14.  FIRPTA Certificate............................................... 45
   7.15.  Termination of Certain Agreements................................ 45
   7.16.  Insurance........................................................ 45
   7.17.  Contracts........................................................ 46
   7.18.  Board Approval................................................... 46
   7.19.  No Material Adverse Effect....................................... 46
   7.20.  Documents........................................................ 46

                                 ARTICLE VIII

                    CONDITIONS TO OBLIGATION OF THE SELLERS

  8.1.    Representations and Warranties True as of Closing................ 46
  8.2.    Compliance with Covenants........................................ 46
  8.3.    Actions or Proceedings........................................... 46
  8.4.    Certificate...................................................... 47
  8.5.    Opinion of Counsel............................................... 47
  8.6.    Documents........................................................ 47

                                  ARTICLE IX

                     SURVIVAL AND REMEDY; INDEMNIFICATION

  9.1.    Survival of Representations and Warranties....................... 47
  9.2.    Indemnification by the Management Sellers........................ 48
  9.3.    Indemnification by the Buyer..................................... 49
  9.4.    Third-Party Claims............................................... 49
  9.5.    Other Indemnification Provisions................................. 51
  9.6.    Holdback......................................................... 51

                                   ARTICLE X

                                  TAX MATTERS

  10.1.   Tax Matters...................................................... 52
  10.2.   Tax Periods Ending on or Before the Closing Date................. 52
  10.3.   Tax Periods Beginning Before and Ending After the Closing Date... 52
  10.4.   Cooperation on Tax Matters....................................... 53
  10.5.   Tax Sharing Agreements........................................... 53

SECTION                                                                    PAGE
-------                                                                    ----
  10.6.   Certain Taxes.................................................... 54

                                  ARTICLE XI

                                  TERMINATION

  11.1.   Termination of Agreement......................................... 54
  11.2.   Effect of Termination............................................ 55

                                  ARTICLE XII

                                 MISCELLANEOUS

  12.1.   Expenses......................................................... 55
  12.2.   Press Releases and Public Announcements.......................... 55
  12.3.   No Third-Party Beneficiaries..................................... 55
  12.4.   Entire Agreement................................................. 55
  12.5.   Succession and Assignment........................................ 55
  12.6.   Counterparts..................................................... 56
  12.7.   Headings......................................................... 56
  12.8.   Notices.......................................................... 56
  12.9.   Governing Law.................................................... 57
  12.10.  Amendments and Waivers........................................... 57
  12.11.  Jackson.......................................................... 57
  12.12.  Severability..................................................... 57
  12.13.  Construction..................................................... 57
  12.14.  Incorporation of Exhibits, Annexes, and Schedules................ 58
  12.15.  Specific Performance............................................. 58
  12.16.  Submission to Jurisdiction....................................... 58

Exhibits
---------

Exhibit A  -  Form of Employment Agreement
Exhibit B  -  Form of Opinion of Counsel to the Seller
Exhibit C  -  Form of Opinion of Counsel to the Buyer

Schedules
---------

Schedule 3.2     Noncontravention
Schedule 3.3     Brokers
Schedule 3.4     Shares
Schedule 4.2     Sellers
Schedule 4.3     Noncontravention
Schedule 4.4     Brokers
Schedule 4.5     Title to Assets
Schedule 4.7(a)  Financial Statements
Schedule 4.7(b)  Projections
Schedule 4.8(b)  Contracts
Schedule 4.8(c)  Changes to Contracts
Schedule 4.8(e)  Capital Expenditures
Schedule 4.8(g)  Indebtedness
Schedule 4.8(l)  Changes in Capital Stock
Schedule 4.8(q)  Changes in Employment Terms
Schedule 4.8(r)  Changes in Benefit Plans
Schedule 4.9     Undisclosed Liabilities
Schedule 4.10    Legal Compliance
Schedule 4.11    Tax Returns
Schedule 4.12(a) Owned Property
Schedule 4.12(b) Leased Property
Schedule 4.13(a) Ownership of Intellectual Property
Schedule 4.13(b) Intellectual Property Infringement
Schedule 4.13(c) Company Intellectual Property
Schedule 4.13(d) Third Party Intellectual Property
Schedule 4.13(e) Rockwell Agreement
Schedule 4.16    Contracts
Schedule 4.19    Insurance
Schedule 4.20    Litigation
Schedule 4.21    Warranties
Schedule 4.23    Employees
Schedule 4.24    Employee Benefits
Schedule 4.25(c) Environmental Liabilities
Schedule 4.25(d) Hazardous Substances
Schedule 4.26    Permits
Schedule 4.27    Backlog
Schedule 4.29    Bank Accounts
Schedule 4.30    Customers and Suppliers
Schedule 4.31    Claims Against Officers and Directors
Schedule 5.5     Legal Compliance
Schedule 5.6     Litigation
Schedule 6.3     Operation of Business

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     THIS STOCK PURCHASE AGREEMENT, dated as of March 31, 1998, by and among Crystaloid Technologies, Inc., a Delaware corporation (the "Buyer"), the
                                                            -----
Management Sellers, Dahl Partners Incorporated, an Ohio corporation ("Dahl"),
                                                                      ----
and Crystaloid Electronics Company, an Ohio corporation (the "Company").
                                                              -------

     WHEREAS, for good and valuable consideration, including the transactions contemplated by the Trust Agreements and the Stock Redemption Agreement, Dahl has acquired all of the outstanding capital stock of the Company (the "Shares");
                                                                       ------
and

     WHEREAS, the Buyer wishes to purchase the Shares from Dahl and Dahl desires to sell to the Buyer all of the Shares.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION  1.1.  Definitions.  The following terms shall have the following
                    -----------
meanings for the purposes of this Agreement.

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
      --------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

     "Affiliate" means, with respect to any specified Person, a Person that
      ---------
directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

     "Affiliated Group" means any affiliated group within the meaning of Code
      ----------------
(S)1504(a) or any similar group defined under a similar provision of state, local or foreign Law.

     "Agreement" means this Stock Purchase Agreement, including all exhibits and
      ---------
schedules hereto, as it may be amended from time to time.

     "Authority" means any governmental regulatory or administrative body,
      ---------
governmental agency, governmental subdivision or authority, any court or judicial authority, any public, private or industry governmental regulatory authority, whether foreign, national, federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any regulation.

     "Backlog" has the meaning set forth in Section 4.27 below.
      -------                               ------------

     "Business" means the design, manufacture and distribution of liquid crystal
      --------
displays and modules.

     "Buyer" has the meaning set forth in the preface above.
      -----

     "Buyer Indemnified Parties" has the meaning set forth in Section 9.2 below.
      -------------------------                               -----------

     "Capital Projects" means, collectively, the Polarizer Cutting Machine, the
      ----------------
Aqueous Cleaning System and the Spacer Applicator Machine.

     "Cash Amount" means $2,700,000 less the sum of: (i) any adjustment pursuant
      -----------                   ----
to Section 7.6 plus (ii) the Holdback Amount.
   ----------- ----

     "Closing" has the meaning set forth in Section 2.4 below.
      -------                               -----------

     "Closing Date" has the meaning set forth in Section 2.4 below.
      ------------                               -----------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Company" has the meaning set forth in the preface above.
      -------

     "Company Indemnifying Parties" has the meaning set forth in Section 9.2
      ----------------------------                               -----------
below.

     "Confidential Information" means any information concerning the businesses
      ------------------------
and affairs of the Company that is not already generally available to the public.

     "Contract" means any contract, lease, commitment, understanding, sales
      --------
order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable.

     "Directors" shall mean all of the members of the Board of Directors of the
      ---------
Company except for Leonard C. Lindblom.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
      ---------------------
retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S)3(2).
      -----------------------------

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)3(1).
      -----------------------------

     "Employment Agreements" means the Employment and Non-Interference
      ---------------------
Agreements between the Company and each of Edward D. Surjan, Jr., Michael A. Fout, Edward M. Stiles, III and Gregory J. Putman, dated the Closing Date, in the form attached hereto as Exhibit A.
                            ---------

     "Environmental Laws" means all federal, state, local and foreign statutes,
      ------------------
regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Substances, materials or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar federal, state or local statutes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Financial Statements" means the following:
      --------------------

          (a) the audited financial statements of the Company for the 1994 fiscal year and the reviewed financial statements of the Company for the 1995, 1996 and 1997 fiscal years, respectively (including all notes thereto), which are included in Schedule 4.7 consisting of the balance
                                     ------------
     sheet at such dates and the related statements of earnings and cash flows for the twelve month periods then ended;

          (b) the unaudited financial statements of the Company as of January 31, 1998 (which shall include, for comparative purposes, financial statements as of January 31, 1997), which are included in Schedule 4.7,
                                                               ------------
     consisting of the balance sheet at such date and the related statement of earnings for the one month period then ended.

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time.

     "Hazardous Substance" means any material or substance which (i) constitutes
      -------------------
a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Laws) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Laws.

     "Holdback Amount" has the meaning set forth in Section 2.3 below.
      ---------------                               -----------

     "Holdback Release Date" has the meaning set forth in Section 2.3 below.
      ---------------------                               -----------

     "Indemnified Party" has the meaning set forth in Section 9.4 below.
      -----------------                               -----------

     "Indemnifying Party" has the meaning set forth in Section 9.4 below.
      ------------------                               -----------

     "Intellectual Property" means (a) all inventions (whether patentable or
      ---------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Jackson" means Jackson Products, Inc., a Delaware corporation and the sole
      -------
stockholder of the Buyer.

     "Knowledge" means actual knowledge after reasonable investigation.
      ---------

     "Latest Balance Sheet" means the unaudited balance sheet of the Company
      --------------------
dated as of October 31, 1997.

     "Law" means any law, statute, regulation, ordinance, rule, order, decree,
      ---
judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Authority.

     "Liability" means any liability (whether known or unknown, whether asserted
      ---------
or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Lien" means any mortgage, lien (except for any lien for Taxes not yet due
      ----
and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

     "Lindblom Transaction" means the redemption by the Company of 4,913 Shares
      --------------------
pursuant to the Stock Redemption Agreement, dated as of March 31, 1998, by and among the Company, the Lindblom Family Limited Partnership and Leonard C. Lindblom (the "Stock Redemption Agreement").
               --------------------------

     "Management Sellers" means Edward D. Surjan, Jr. and Robert R. Dahl.
      ------------------

     "Material Adverse Effect" shall mean any circumstances, developments or
      -----------------------
matters whose effect on the Company's Business, properties, assets, results, operations, condition (financial and other) and prospects, either alone or in the aggregate, is or would reasonably expected to be materially adverse.

     "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).
      ------------------

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Outside Sellers" means Beverly J. Dahl, Robert A. Dahl and Betty D. Dahl.
      ---------------

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Permits" has the meaning set forth in Section 4.26 below.
      -------                               ------------

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Projections" means all financial projections and forward-looking
      -----------
statements concerning the Company which have been furnished by the Company or the Sellers to Buyer or its Affiliates or representatives and which have been attached to Schedule 4.7(b).
            ---------------

     "Purchase Price"means $2,700,000, minus any adjustment pursuant to Section
      --------------                   -----                            -------
7.6.
---

     "Rockwell Agreement" has the meaning set forth in Section 4.13 below.
      ------------------                               ------------

     "Schedules" means the disclosure schedules accompanying this Agreement.
      ---------

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Sellers" means collectively, Dahl, the Management Sellers and the Outside
      -------
Sellers.

     "Shares" means the 3,525 shares of common stock, no par value per share, of
      ------
the Company held of record by Dahl.

     "Subsidiary" means any corporation, partnership or limited liability
      ----------
company with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts,
      ---
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S)59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in Section 9.4 below.
      -----------------                               -----------

     "Trust Agreements" means the trust agreements entered into by the
      ----------------
Management Sellers and the Outside Sellers.


                                  ARTICLE II

                          PURCHASE AND SALE OF SHARES

     SECTION  2.1.  Basic Transaction. On and subject to the terms and
                    -----------------
conditions of this Agreement, the Buyer agrees to purchase from Dahl, and Dahl agrees to sell, or cause to be sold, to the Buyer, all of the Shares for the consideration specified herein.

     SECTION  2.2.  Payment of Purchase Price.  On the Closing Date, in
                    -------------------------
consideration for the Shares, the Buyer shall pay to Dahl the Cash Amount. The Cash Amount shall be paid to Dahl by means of wire transfers of immediately available funds to an account or accounts designated by Dahl.

     SECTION  2.3.  Holdback.  The Buyer will withhold $500,000 of the Purchase
                    --------
Price (the "Holdback Amount") from Dahl until eighteen months from the Closing
            ---------------
Date (the "Holdback Release Date").  The Holdback Amount shall be deposited in
           ---------------------
an interest bearing account and shall serve as a source for any indemnification claims pursuant to Article IX. On the Holdback Release Date, if there are no
                   ----------
pending claims for indemnification by the Buyer, the Buyer shall cause the

Holdback Amount and interest calculated at 5% per annum on the entire Holdback Amount to be distributed to Dahl.

     SECTION  2.4.  The Closing.  The closing of the transactions contemplated
                    -----------
by this Agreement (the "Closing") shall take place at the offices of Stark &
                        -------
Knoll, 76 South Main Street, Suite 1512, Akron, Ohio 44308, commencing at 10:00 a.m. local time on the later of (i) April 15, 1998, or (ii) five business days following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine, but in any event no later than April 30, 1998 (the "Closing Date"). It is the intent
                                             ------------
of the parties that Buyer shall assume control of the Company immediately after the close of business on the Closing Date.

     SECTION  2.5.  Closing Deliveries by Sellers.  To effect the transfer
                    -----------------------------
referred to in Section 2.1 hereof and the delivery of the consideration
               -----------
described in Section 2.2 hereof, the Sellers shall, on the Closing Date, deliver
             -----------
the following:

          (a) Sellers shall cause to be delivered to Buyer certificates evidencing the Shares, free and clear of any and all Liens, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank;

          (b) Sellers shall have delivered to Buyer all consents, approvals, releases and waivers from governmental Authorities and other third parties required or necessary as a result of the transactions contemplated hereby, reasonably satisfactory in form and substance to Buyer and its counsel;

          (c) Sellers shall have delivered all other documents required to be delivered pursuant to Article VII hereof not specifically mentioned above
                           -----------
     in this Section;

          (d) Sellers shall have delivered all documents in connection with the Lindblom Transaction; and

          (e) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer and its counsel.

     SECTION  2.6.  Closing Deliveries by Buyer.  To effect the transfer
                    ---------------------------
referred to in Section 2.1 hereof and the delivery of the consideration
               -----------
described in Section 2.2 hereof, the Buyer shall, on the Closing Date, deliver
             -----------
the following:

          (a) Buyer shall have tendered to Dahl the Cash Amount by wire transfer of immediately available funds to such account or accounts of which Dahl shall have given notice to Buyer hereunder not later than five
     (5) business days prior to the Closing Date;

          (b)  Buyer shall have deposited the Holdback Amount;

          (c) Buyer shall have tendered all other documents required to be delivered pursuant to Article VIII hereof not specifically mentioned above
                           ------------
     in this Section; and

          (d) All instruments and documents executed and delivered to Sellers pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Sellers and their counsel.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers represent and warrant to the Buyer that the statements contained in this Article III are correct and complete as of the date of this
                  -----------
Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III) with respect to himself or itself.
                          -----------

     SECTION  3.1.  Authorization of Transaction.  Each Seller has full power
                    ----------------------------
and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions. The Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     SECTION  3.2.  Noncontravention.  Except as set forth on Schedule 3.2,
                    ----------------                          ------------
neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, Law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Seller is subject or any provision of the Trust Agreements or the Stock Redemption Agreement or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any Contract, lease, license, instrument, or other arrangement to which any Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

     SECTION  3.3.  Brokers' Fees.  Except as set forth on Schedule 3.3, the
                    -------------                          ------------
Sellers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     SECTION  3.4.  Shares.  Except as set forth on Schedule 3.4, Dahl holds of
                    ------                          ------------
record and owns beneficially all of the Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities Laws), Taxes, Liens, options, warrants, purchase rights, Contracts, commitments, equities, claims, and demands. No Seller is a party to any option, warrant, purchase right, or other Contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any Shares (other than this Agreement). Except as set forth on Schedule 3.4, no Seller is a party to any voting trust, proxy, or other
   ------------
agreement or understanding with respect to the voting of any Shares.


                                  ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

     The Company and the Sellers hereby represent and warrant to the Buyer that the statements contained in this Article IV are correct and complete as of the
                                 ----------
date of this Agreement, and, except as amended pursuant to Section 6.8, will be
                                                           -----------
correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article IV), except as set forth in the Schedules hereto.  Nothing in the
----------
Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Schedule identifies the exception with reasonable particularity. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). An item disclosed in any Schedule shall be deemed disclosed for purposes of all Schedules, provided that reasonably particular cross references have been included.

     SECTION  4.1.  Organization, Qualification, and Corporate Power.  The
                    ------------------------------------------------
Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Ohio. The Company is duly authorized to conduct business and is in good standing under the Laws of each jurisdiction except where the failure to be so qualified would not have a Material Adverse Effect on the Company. The Company has full corporate power and authority and all licenses, Permits, and authorizations necessary to carry on the Business in which it is engaged and to own and use the properties owned and used by it. The Sellers have delivered to the Buyer correct and complete copies of the articles of incorporation and code of regulations of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its articles of incorporation or code of regulations.

     SECTION  4.2.  Capitalization.
                    --------------

          (a) The entire authorized capital stock of the Company consists of 15,000 shares of common stock, no par value, of which 3,525 shares are issued and outstanding and 4,913 shares are held in treasury. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by Dahl.

     Except as set forth on Schedule 4.2, there are no outstanding or authorized
                            ------------
     options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of the Shares. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Shares. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Shares.

          (b) The assignments, endorsements, stock powers and other instruments of transfer delivered by Dahl to Buyer at the Closing will be sufficient to transfer Dahl's entire interest, legal and beneficial, in the Shares and, after such transfer, the Buyer shall acquire all of the Shares. Dahl has full power and authority (including full corporate power and authority) to convey good and marketable title to all of the Shares, and upon transfer to Buyer of the certificates representing such Shares, Buyer will receive good and marketable title to such Shares, free and clear of all Liens.

     SECTION  4.3.  Noncontravention.  Neither the execution and the delivery of
                    ----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, Law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the articles of incorporation or code of regulations of the Company or (ii) except as set forth on Schedule 4.3, conflict with, result in a breach of,
                       ------------
constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

     SECTION  4.4.  Brokers' Fees.  Except as set forth on Schedule 4.4, the
                    -------------                          ------------
Company has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     SECTION  4.5.  Title to Assets.  Except as set forth on Schedule 4.5, the
                    ---------------                          ------------
Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Latest Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Latest Balance Sheet.

     SECTION  4.6.  Subsidiaries.  The Company has no direct or indirect
                    ------------
Subsidiaries, either wholly or partially owned, and the Company does not hold any direct or indirect economic, voting or management interest in any Person or own any securities issued by any Person.

     SECTION  4.7.  Financial Statements; Projections.
                    ---------------------------------

          (a) The Financial Statements of the Company are set forth on Schedule
                                                                       --------
     4.7(a). The Financial Statements have been and will be prepared in
     ------
     accordance with GAAP consistently applied and present fairly the financial position, assets and Liabilities of the Company as of the dates thereof and the revenues, expenses, results of operations of the Company for the periods covered thereby. The Financial Statements are the books and records of the Company and do not reflect any transactions which are not bona fide transactions.

          (b) The Projections of the Company are set forth on Schedule 4.7(b).
                                                              ---------------
     All of the Projections are based upon assumptions made in good faith and considered reasonable by the Company in light of historical financial information concerning the Company and its industry. The Projections represent each Seller's and the Company's best estimate of the results of operations and cash flows for the periods covered thereby and the financial position as of the dates set forth therein of the Company. The Company's failure to meet the Projections, other than as the result of assumptions made negligently or in bad faith, shall not be deemed to be a breach of this Agreement.

     SECTION  4.8.  Events Subsequent to Latest Balance Sheet.  Since the date
                    -----------------------------------------
of the Latest Balance Sheet, there has not been any change in the business, financial condition, operations, results of operations, or future prospects of the Company, or in any item set forth on any of the Schedules attached hereto, which would have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, since that date:

          (a) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (b) except as set forth on Schedule 4.8(b), the Company has not
                                     ---------------
     entered into any Contract, lease, or license (or series of related Contracts, leases, and licenses) involving more than $25,000 and outside the Ordinary Course of Business;

          (c) except as set forth on Schedule 4.8(c), no party (including the
                                     ---------------
     Company) has accelerated, terminated, modified, or canceled any agreement, Contract, lease or license (or series of related Contracts, leases and licenses) to which the Company is a party or by which it is bound outside the Ordinary Course of Business;

          (d) the Company has not imposed any Lien upon any of its assets, tangible or intangible;

          (e) except as set forth on Schedule 4.8(e), the Company has not made
                                     ---------------
     any capital expenditure (or series of related capital expenditures) in an amount in excess of $25,000 either individually or in the aggregate;

          (f) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

          (g)  except as set forth on Schedule 4.8(g), the Company has not
                                      ---------------
     issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $25,000 either individually or in the aggregate;

          (h) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (i) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

          (j) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (k) there has been no change made or authorized in the articles of incorporation or code of regulations of the Company;

          (l)  except as set forth on Schedule 4.8(l), the Company has not
                                      ---------------
     issued, sold, or otherwise disposed any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (m) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (n) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (o) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, employees or Affiliates;

          (p) the Company has not entered into any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement;

          (q)  except for hourly employees and except as set forth on Schedule
                                                                      --------
     4.8(q), the Company has not granted any increase in the base compensation
     ------
     of any of its directors, officers, and employees or made any other change in employment terms for any of its directors, officers, and employees, in each case, with respect to those directors, officers and employees, whose annual compensation, including any bonuses, equals or exceeds $50,000;

          (r) except as set forth on Schedule 4.8(r), the Company has not
                                     ---------------
     adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, Contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (s) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (t) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

          (u)  the Company has not committed to any of the foregoing.

     SECTION  4.9.  Undisclosed Liabilities.  Except as set forth on Schedule
                    -----------------------                          --------
4.9, the Company has no Liability (and to the Knowledge of the Sellers and the
---
Directors and officers of the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) including, but not limited to, any Liability related in any manner to the Trust Agreements or the Lindblom Transaction, except for (i) Liabilities set forth on the face of the Latest Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement, or violation of Law or arose out of any charge, complaint, actions, suit, claim, proceeding or demand).

     SECTION  4.10.  Legal Compliance.  Except as set forth on Schedule 4.10,
                     ----------------                          -------------
the Company and its Affiliates have complied with all applicable Laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and, to the Knowledge of the Sellers and the Directors and officers of the Company, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     SECTION  4.11.  Tax Matters.
                     -----------

          (a) The Company has duly and timely filed all Tax Returns that it has been required to file for all periods through and including the Closing Date. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been timely paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. The Company has maintained adequate provision for, and adequate funds to pay, all unpaid Liabilities for Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the Closing Date or to any years and periods prior thereto and for which the Company may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person. The Company has not incurred any Tax Liabilities other than in the Ordinary Course of Business for any taxable year for which the applicable statute of limitations has not expired. No claim has ever been made by an Authority in a jurisdiction where the Company does not pay Taxes or file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) None of the Tax Returns that include the operations of the Company has ever been audited or investigated by any taxing Authority, and no facts exist which would constitute grounds for the assessment of any additional Taxes by any taxing Authority with respect to the taxable years covered in such Tax Returns. No issues have been raised in any examination by any taxing Authority with respect to the businesses and operations of the Company which, by application of similar principals, reasonably could be expected to result in a proposed adjustment to the Liability for Taxes for any other period not so examined. Neither the Sellers nor the Directors and officers (and employees responsible for Tax matters) of the Company have received, or expect to receive, from any taxing Authority any written notice of a proposed adjustment, deficiency, underpayment of Taxes or any other such notice which has not been satisfied by payment or been withdrawn, and no claims have been asserted relating to such Taxes against the Company.

          (c)  Schedule 4.11 lists all federal, state, local, and foreign income
               -------------
     Tax Returns filed with respect to the Company for taxable periods for which the applicable statue of limitations has not expired, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal, state, local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company for taxable periods for which the applicable statute of limitations has not expired. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (d) The Company has withheld and paid all Taxes required to have been withheld and paid, including without limitation, sales and use taxes, and all Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (e) The Company has not filed a consent to the application of Section 341(f) of the Code.

          (f) The Company will not be required, as a result of (i) a change in accounting method for a Tax period beginning on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign Tax Law) in taxable income for any Tax period beginning on or after the Closing Date, or (ii) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Closing Date.

          (g) The Company has disclosed on its income Tax Returns all positions taken therein that could give rise to an accuracy-related penalty under
     Section 6662 of the Code (or any corresponding provision of Tax Law).

          (h) The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any "excess parachute payment" as defined in Section 280G of the Code or any payments that will not be deductible under Section 162(m) of the Code.

          (i) The Company is not a party to any Tax allocation or sharing agreement. The Company is not subject to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for federal income Tax purposes.

          (j) None of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets reflected on the Financial Statements is subject to a lease, safe harbor lease or other arrangement as a result of which the Company is not treated as the owner for federal income Tax purposes.

          (k) The basis of all depreciable or amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery) deductions of the Company, are correct and in compliance with the Code and the regulations thereunder in all material respects.

          (l) No Seller is a "foreign person" as defined in Section 1445(f)(3) of the Code.

          (m) The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) has any Liability for the Taxes of any Person (other than the Company) under Treas. Reg.
     (S)1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract, or otherwise.

          (n) The Company is not a party to or otherwise subject to any arrangement having the effect of or giving rise to the recognition of a deduction or loss in a taxable period ending on or before the Closing Date, and a corresponding recognition of taxable income or gain in a taxable period ending after the Closing Date, or any other arrangement that would have the effect of or give rise to the recognition of taxable income or gain in a taxable period ending after the Closing Date without the receipt of or entitlement to a corresponding amount of cash.

     SECTION  4.12.  Real Property.
                     -------------

          (a)  Schedule 4.12(a) lists and describes briefly all real property
               ----------------
     that the Company owns (the "Owned Property"). With respect to each such
                                 --------------
     parcel of Owned Property:

               (i)    except as set forth on Schedule 4.12(a), the identified
                                             ----------------
          owner has good and marketable title to the parcel of Owned Property, free and clear of all Liens, easements, covenants, or other restrictions, except for installments of special assessments of real estate Taxes not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

               (ii)   except as set forth on Schedule 4.12(a), there are no
                                             ----------------
          pending or,to the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for real estate matters) of the Company, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;

               (iii) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning Laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

               (iv) all facilities have received all approvals of governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable Laws, rules, and regulations;

               (v) there are no leases, subleases, licenses, concessions, or other Contracts, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of Owned Property;

               (vi)   except as set forth on Schedule 4.12(a), there are no
                                             ----------------
          outstanding options or rights of first refusal to purchase the parcel of Owned Property, or any portion thereof or interest therein;

               (vii) there are no parties (other than the Company) in possession of the parcel of real property, other than tenants under any leases disclosed in Schedule 4.12(a) who are in possession of
                                  ----------------
          space to which they are entitled;

               (viii) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable Laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property; and

               (ix)   except as set forth on Schedule 4.12(a), each parcel of
                                             ----------------
          real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

          (b)  Schedule 4.12(b) lists and describes briefly all real property
               ----------------
     leased or subleased to the Company (the "Leased Property"). Schedule
                                              ---------------    --------
     4.12(b) also identifies the leased or subleased properties for which title
     -------
     insurance policies are to be procured. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases and other agreements for occupancy, including all amendments, extensions and other modifications thereto ("Leases") with respect to each Leased Property, as
                             ------
     listed in Schedule 4.12(b) (as amended to date). With respect to each Lease
               ----------------
     listed in Schedule 4.12(b):
               ----------------

               (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no party to the lease or sublease has repudiated any provision thereof;

               (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

               (vi) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

               (vii) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (viii) all facilities leased or subleased thereunder have received all approvals of governmental Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Laws, rules, and regulations;

               (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

               (x) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of all Liens, easements, covenants, or other restrictions, except for installments of special easements of real estate Taxes not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

     SECTION  4.13.  Intellectual Property.
                     ---------------------

          (a)  Except as set forth on Schedule 4.13(a), the Company owns or has
                                      ----------------
     the right to use pursuant to license, sublicense, Contract, or permission all Intellectual Property necessary for the operation of the Business as presently conducted and as proposed to be conducted as set forth in the Projections. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

          (b)  Except as set forth on Schedule 4.13(b), the Company has not
                                      ----------------
     interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Sellers nor the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

          (c)  Schedule 4.13(c) identifies each patent or registration which has
               ----------------
     been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, Contract or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, Contracts and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 4.13(c) also
                                                    ----------------
     identifies each trade name or unregistered trademark used by the Company in connection with its Business. With respect to each item of Intellectual Property required to be identified in Schedule 4.13(c):
                                           ----------------

               (i) the Company possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (iv) the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (d)  Schedule 4.13(d) identifies each item of Intellectual Property
               ----------------
     that any third party owns and that the Company uses pursuant to license, sublicense, Contract or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, Contracts and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 4.13(d):
                                                           ----------------

               (i) the license, sublicense, Contract or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the license, sublicense, Contract or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) no party to the license, sublicense, Contract or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no party to the license, sublicense, Contract or permission has repudiated any provision thereof;

               (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

               (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (viii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (e)  Schedule 4.13(e) sets forth a true, correct and complete copy of
               ----------------
     the Technical Information and Patent License, dated as of March 13, 1987, between the Company and Rockwell International Corporation (the "Rockwell
                                                                      --------
     Agreement"). With respect to the Rockwell Agreement other than as set forth
     ---------
     on Schedule 4.13(e):
        ----------------

               (i) other than the non-exclusive license granted to the Company under the patents (the "Licensed Patents") licensed in the Rockwell
                                  ----------------
          Agreement, to the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no licenses under the Licensed Patents gave been granted by Rockwell to any third party;

               (ii) the Rockwell Agreement is valid, binding, enforceable, and in full force and effect and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) to the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the Licensed Patents are valid, subsisting and legally enforceable against any third party;

               (iv) the Company has timely made all scheduled royalty payments set forth in the Rockwell Agreement;

               (v) to the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no third party infringes or is suspected of infringing any of the Licensed Patents, whether or not such infringement has been reported to Rockwell;

               (vi) the Company is in possession of detailed books and records of account of all liquid crystal displays to the extent required by the Rockwell Agreement;

               (vii) the Company and its past and present employees are and have been in full compliance with all material provisions of the Rockwell Agreement, including the obligation to maintain in confidence and protect from disclosure any Technical Information (as defined in the Rockwell Agreement);

               (viii) the Company has not been called upon to, and it is not in the possession of any facts relating to a claim which shall cause the Company to, indemnify and hold Rockwell harmless from any claim brought or threatened to be brought by any third party;

               (ix) the Company is not in receipt of and, to the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, there are no facts which would support, a claim by Rockwell that the Company is in breach of the Rockwell Agreement;

               (x) the Company has validly and effectively extended the term of the Rockwell Agreement by written notice, duly given and, except for as set forth on Schedule 4.13(e), in accordance with the terms of
                              ----------------
          the Rockwell Agreement prior to the end of its first term, which notice extends the term of the Rockwell Agreement to March 12, 2002; and

               (xi) the Company has neither assigned or transferred, nor attempted to assign or transfer, any of the Company's rights or obligations under the Rockwell Agreement, either with or without the prior written consent of Rockwell.

          (f) To the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its Business as presently conducted and as presently proposed to be conducted.

          (g) Neither the Sellers nor the Directors and officers (and employees with responsibility for Intellectual Property matters) of the Company have any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company.

     SECTION  4.14.  Tangible Assets.  The Company owns or leases all buildings,
                     ---------------
machinery, equipment, and other tangible assets necessary for the conduct of its Business as presently conducted and as presently proposed to be conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used and, to the Knowledge of the Sellers and the Directors and officers of the Company, free from defects (patent and latent). The assets of the Company at the Closing will be sufficient to permit the Buyer to operate the Business as currently conducted.

     SECTION  4.15.  Inventory. The inventory of the Company consists of raw
                     ---------
materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Latest Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

     SECTION  4.16.  Contracts.  Schedule 4.16 lists the following Contracts and
                     ---------   -------------
other agreements to which the Company is a party:

          (a) any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

          (b) any Contract (or group of related contracts) between the Company and any Major Customer or Major Supplier;

          (c) any capitalized lease, pledge, conditional sale or title retention agreement involving the payment of more than $25,000 in the aggregate;

          (d)  any Contract concerning a partnership or joint venture;

          (e) any Contract with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any agreement to act as one of the foregoing on behalf of any Person;

          (f) any Contract (or group of related Contracts) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Lien on any of its assets, tangible or intangible;

          (g) any Contract pursuant to which the Company has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another Person (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

          (h) any mortgage, indenture, note, bond or other agreement relating to indebtedness incurred or provided by the Company;

          (i) any form of Contract concerning confidentiality or noncompetition or otherwise prohibiting the Company from freely engaging in any business;

          (j)  any Contract with any Seller or any Affiliate thereof;

          (k) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (l) any license, royalty or other Contract relating to Intellectual Property;

          (m)  any Contract involving a governmental body;

          (n)  any collective bargaining agreement;

          (o) any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

          (p) any Contract, whether or not fully performed, relating to any acquisition or disposition of the Company or any predecessor in interest or any acquisition or disposition of any subsidiary, division, line of business, or real property;

          (q) any Contract under which it has advanced or loaned any amount to any of its directors, officers, and employees;

          (r) any Contract under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company;

          (s) any other Contract (or group of related Contracts) the performance of which involves consideration in excess of $25,000;

          (t)  any commitment to do any of the foregoing described in clauses
     (a) through (s).

The Sellers have delivered to the Buyer a correct and complete copy (or form of Contract for certain Contracts so identified on Schedule 4.16) of each written Contract listed in Schedule 4.16 (as amended to date) and a written summary
                   -------------
setting forth the terms and conditions of each oral Contract referred to in
Schedule 4.16.  With respect to each such Contract:  (A) the Contract is legal,
-------------
valid, binding, enforceable, and in full force and effect; (B) the Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (D) no party has repudiated any provision of the Contract.

     SECTION  4.17.  Notes and Accounts Receivable.  All notes and accounts
                     -----------------------------
receivable of the Company are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Latest Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practices of the Company.

     SECTION  4.18.  Powers of Attorney.  There are no outstanding powers of
                     ------------------
attorney executed on behalf of the Company.

     SECTION  4.19.  Insurance.  Schedule 4.19 sets forth the following
                     ---------   -------------
information with respect to each insurance policy (including policies providing property, casualty, Liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage:

          (a)  the name, address, and telephone number of the agent;

          (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (c)  the policy number and the period of coverage;

          (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered by insurance in scope and amount customary and reasonable for the Business in which it has engaged.

Schedule 4.19 describes any self-insurance arrangements affecting the Company.
-------------
Schedule 4.19 sets forth known claims, if any, made against the Company that are
-------------
covered by insurance. Such claims have been disclosed to and accepted by the appropriate insurance companies and are being defended by such appropriate insurance companies. Except as set forth on Schedule 4.19, no claims have been
                                             -------------
denied coverage during the last five years.

     SECTION  4.20.  Litigation.  Schedule 4.20 sets forth each instance in
                     ----------   -------------
which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for litigation matters) of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 4.20 would reasonably be
                                          -------------
expected to result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Neither the Sellers nor the Directors and officers (and employees with responsibility for litigation matters) of the Company have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company. Neither the Sellers nor the Company have any Liability with respect to any claims or threatened claims by third parties relating to any sale or proposed sale of the Company (whether structured as a sale of stock, a sale of assets, a merger or otherwise) or any division of the Company, including any claims or threatened claims by the Crystal Corridor Group. Neither the Sellers nor the Company is a party to any litigation relating to such claims and, to the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for litigation matters) of the Company, no such litigation is threatened.

     SECTION  4.21.  Product Warranty.  Each product manufactured, sold, leased,
                     ----------------
or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to a $250,000 pro forma reserve for product warranty claims. Any setoffs against the pro forma reserve shall be calculated on the basis of the net cost to the Company to repair or replace the defective product. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.
Schedule 4.21 includes copies of the standard terms and conditions of sale or
-------------
lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).

     SECTION  4.22.  Product Liability.  The Company has no Liability (whether
                     -----------------
known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

     SECTION  4.23.  Employees.  Schedule 4.23 contains a true, complete and
                     ---------   -------------
accurate list of the names, titles, annual compensation and all bonuses and similar payments made for the current and preceding fiscal years for all directors, officers and employees of the Company whose annual compensation, including any bonuses, equals or exceeds $50,000. To the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. Neither the Sellers nor the Directors and officers (and employees with responsibility for employment matters) of the Company have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. The Company has not engaged in any plant closing or employee layoff activities that would violate or require notification pursuant to, the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state, local or foreign plant closing or mass layoff statute, rule or regulation.

     SECTION  4.24.  Employee Benefits.
                     -----------------

          (a)  General.  Except as set forth on Schedule 4.24, the Company is
               -------                          -------------
     not a party to, participates in or has any Liability or contingent Liability with respect to:

               (i) any Employee Welfare Benefit Plan or Employee Pension Benefit Plan, other than a Multiemployer Plan;

               (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to Contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA); or

               (iii) any employment agreement.

          (b)  Plan Documents and Reports.  A true and correct copy of each of
               --------------------------
     the plans, arrangements, and agreements listed on Schedule 4.24 (referred
                                                       -------------
     to hereinafter as "Employee Benefit Plans"), and all Contracts relating
                        ----------------------
     thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance Contracts, administration Contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been supplied to the Buyer. In the case of any Employee Benefit Plan which is not in written form, the Buyer has been supplied with an accurate description of such Employee Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Employee Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Employee Benefit Plan has been supplied to the Buyer, and there have been no material changes in the financial condition in the respective plans other than market gains or losses to date from that stated in the annual reports and actuarial reports supplied.

          (c)  Compliance with Employee Benefit Laws; Liabilities.  As to all
               --------------------------------------------------
     Employee Benefit Plans:

               (i) All Employee Benefit Plans comply and have been administered in form and in operation in all material respects with all applicable requirements of Law, and no event has occurred which will or could cause any such Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental Authority questioning or challenging such compliance.

               (ii) All Employee Benefit Plans which are employee pension benefit plans comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such plans which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

               (iii) None of the assets of any Employee Benefit Plan is invested in employer securities or employer real property.

               (iv) There have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Employee Benefit Plan and the Company has not engaged in any prohibited transaction.

               (v) There have been no acts or omissions which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company may be liable.

               (vi) None of the payments contemplated by the Employee Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection
          (b)(4) thereof)).

               (vii) There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for employee benefit matters) of the Company, threatened involving any Employee Benefit Plan or the assets thereof and, to the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for employee benefit matters) of the Company, no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

               (viii) With respect to each Employee Benefit Plan that is subject to Title IV of ERISA:

                       (A) there has been no reportable event (as described in section 4043 of ERISA) which has not been reported and for which notice is not waived under applicable regulations;

                       (B)  no steps have been taken to terminate any such plan;

                       (C) there has been no withdrawal (within the meaning of section 4063 of ERISA) of a "substantial employer" (as defined in section 4001(a)(2) of ERISA);

                       (D) no event or condition has occurred which would constitute grounds under section 4042 of ERISA for the termination of or the appointment of a trustee to administer any such plan; and

                       (E) except as disclosed on actuarial reports supplied to the Buyer, if each such plan were terminated immediately after the closing, there would be no unfunded Liabilities with respect to any such plan, its participants or beneficiaries or the Pension Benefit Guaranty Corporation (the "PBGC").
                                                          ----

               (ix) Each Employee Benefit Plan which constitutes a "group health plan" (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under sections 4980B and 414(t) of the Code or section 601 of ERISA, has been operated in compliance in all material respects with applicable Law, including coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

               (x) The Company has no Liability or contingent Liability for providing, under any Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory Liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.

               (xi) Actuarially adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements of the Company and such obligations include a pro rata amount of the contributions and PBGC premiums which would otherwise have been made in accordance with past practices and applicable Law for the plan years which include the Closing Date.

               (xii) There has been no act or omission by the Company that would impair the ability of the Company (or any successor thereto) to unilaterally amend or terminate (in compliance with and subject to applicable Laws) any Employee Benefit Plan.

          (d)  Multiemployer Plans.  The Company does not contribute to, has not
               -------------------
     contributed to, and does not have any Liability or contingent Liability with respect to any Multiemployer Plan.

     SECTION  4.25.  Environmental Matters.
                     ---------------------

          (a)  Each of the Company and Affiliates:

               (i) has complied and is in compliance with all Environmental Laws (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or, to the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for environmental matters), commenced against any of them alleging any such failure to comply);

               (ii) has obtained and complied with, and is in compliance with, all Permits, licenses and other authorizations that are required pursuant to Environmental Laws; and

               (iii) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in the Environmental Laws.

          (b) Neither the Company nor its Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any Liabilities or potential Liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental Laws.

          (c)  Except as set forth on Schedule 4.25(c), the Company has no
                                      ----------------
     Liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued ir unaccrued, whether liquidated or unliquidated, and whether due or to become due), and the Company and its Affiliates have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any Liability, for damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental Law.

          (d)  Schedule 4.25(d) sets forth all properties and equipment used in
               ----------------
     the business of the Company and its Affiliates that contain, or have contained, asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans and other Hazardous Substances.

          (e) None of the following exists at any property or facility owned or operated by the Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

          (f) Neither the Company nor its Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any Hazardous Substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to Environmental Laws.

          (g) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws.

          (h) Neither the Company nor any of its Affiliates has, either expressly or by operation of Law, assumed or undertaken any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

          (i) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company or any of its Affiliates will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws, including without limitation any relating to onsite or offsite releases or threatened releases of Hazardous Substances or wastes, personal injury, property damage or natural resources damage.

     SECTION  4.26.  Permits.  Schedule 4.26 is a true and accurate list of all
                     -------   -------------
licenses, certificates, permits, franchises, rights, code approvals and private product approvals (collectively, "Permits") held by the Company. Except for the
                                  -------
Permits listed on Schedule 4.26, there are no Permits, whether federal, state,
                  -------------
local or foreign, which are necessary for the lawful operation of the Business of the Company as presently conducted.

     SECTION  4.27.  Backlog.  Schedule 4.27 sets forth a true, complete and
                     -------   -------------
correct list of all customer orders of the Company which constitute backlog ("Backlog") and the dollar amount represented by each such order as of March 18,
  -------
1998.  Except as set forth on Schedule 4.27, none of the Backlog orders have
                              -------------
been canceled and, to the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for Backlog matters) of the Company, there are no threats of cancellation with respect to the Backlog orders.

     SECTION  4.28.  No Conflict of Interest.  Neither any Seller nor any
                     -----------------------
Affiliate thereof has or claims to have any direct or indirect interest in any tangible or intangible property used in the Business of the Company except as a holder of Shares. Neither any Seller nor any Affiliate thereof has any direct or indirect interest in any other Person which conducts a business similar to, has any Contract or arrangement with, or does business or is involved in any way with, the Company, except for the ownership of less than 1% of the outstanding stock of any publicly held corporation.

     SECTION  4.29.  Bank Accounts.  Schedule 4.29 sets forth the names and
                     -------------   -------------
locations of each bank or other financial institution at which the Company has accounts (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from the Company and a summary statement thereof.

     SECTION  4.30.  Customers and Suppliers.
                     -----------------------

          (a)  Schedule 4.30 sets forth:
               -------------

               (i) a list of the 10 largest customers of the Company, in terms of revenue during each of the 1996 and 1997 calendar years (collectively, the "Major Customers"), showing the total revenue
                              ---------------
          received in each such period from each such customer;

               (ii) a list of the 10 largest suppliers of the Company in terms of purchases during the 1996 and 1997 calendar years (collectively, the "Major Suppliers"),
               ---------------
          and showing the approximate total purchases in each such period from each such supplier; and

               (iii) a list of the 10 products with the largest sales volume sold by the Company in terms of revenue during each of the 1996 and 1997 calendar years (collectively, the "Major Products"), showing the
                                                  --------------
          approximate total revenue received in each such period with respect to each such product.

          (b) Since the date of the Latest Balance Sheet, there has not been any adverse change in the business relationship, and there has been no dispute, between the Company and any Major Customer or Major Supplier, and, to the Knowledge of the Sellers and the Directors and officers of the Company, there are no indications that any Major Customer or Major Supplier intends to reduce its purchases from, or sales to, the Company, other than as set forth in the Projections. Since the date of the Latest Balance Sheet, there have been no decreases in the profit margins on any Major Product and, to the Knowledge of the Sellers and the Directors and officers of the Company, there are no indications that the profit margins on any Major Product will decrease in the next two fiscal years, other than as set forth in the Projections.

     SECTION  4.31.  Claims Against Officers and Directors.  Schedule 4.31 sets
                     -------------------------------------   -------------
forth each pending or, to the Knowledge of the Sellers and the Directors and officers (and employees with responsibility for insurance matters) of the Company, threatened claims against any director, officer, employee or agent of the Company or any other Person which could give rise to any claim for indemnification against the Company, including any claims or threatened claims by the Crystal Corridor Group.

     SECTION  4.32.  Improper and Other Payments.
                     ---------------------------

          (a) Neither the Company, any director, officer, employee, agent or representative of the Company, any Seller, their respective Affiliates nor any Person acting on behalf of any of them, has made, paid or received any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful;

          (b) no contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate.

          (c) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made; and

          (d) the internal accounting controls of the Company are adequate to detect any of the foregoing.

     SECTION  4.33.  Accuracy of Statements.  Neither this Agreement nor any
                     ----------------------
Schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Company or any Seller to Buyer or any representative or Affiliate of Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Sellers that the statements contained in this Article V are correct and complete as of the date of this
                  ---------
Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V).

     SECTION  5.1.  Organization of the Buyer.  The Buyer is a corporation duly
                    -------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware and legally authorized to do business in Ohio. The Buyer is not in default under or in violation of any provision of its articles of incorporation or bylaws.

     SECTION  5.2.  Authorization of Transaction.  The Buyer has full power and
                    ----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     SECTION  5.3.  Noncontravention.  Neither the execution and the delivery of
                    ----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, Law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, Contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

     SECTION  5.4.  Brokers' Fees.  The Buyer has no Liability or obligation to
                    -------------
pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

     SECTION  5.5.  Legal Compliance.  The Company and its Affiliates have
                    ----------------
complied with all applicable Laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or to the Knowledge of the Directors and officers of the Buyer commenced against any of them alleging any failure so to comply with respect to the transactions contemplated by this Agreement.

     SECTION  5.6.  Litigation.  Schedule 5.6 sets forth each instance in which
                    ----------   ------------
the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to the Knowledge of the Directors and officers (and employees with responsibility for litigation matters) of the Buyer, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator as a result of the transactions contemplated by this Agreement. None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 5.6 would reasonably be
                                          ------------
expected to result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Buyer. The Directors and officers (and employees with responsibility for litigation matters) of the Buyer have no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or to the Knowledge of the Directors and officers (and employees with responsibility for litigation matters) of the Buyer, threatened against the Buyer.

     SECTION  5.7.  Accuracy of Statements.  Neither this Agreement nor any
                    ----------------------
Schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Buyer to Seller or any representative or Affiliate of Seller in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                  ARTICLE VI

                                   COVENANTS

     SECTION  6.1.  General.  Each of the parties will use his or its best
                    -------
efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Articles
                                                                     --------
VII and VIII below).
---     ----

     SECTION  6.2.  Notices and Consents.  The  Sellers will cause the Company
                    --------------------
to give any notices to third parties, and will cause the Company to obtain any third party consents, that the Buyer may reasonably request. Each of the parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 4.3 and 5.3 above.
                                ------------     ---

     SECTION  6.3.  Operation of Business.  From the date of this Agreement
                    ---------------------
until the Closing Date, the Company shall be operated in the Ordinary Course of Business and each of the Sellers and the Company shall use commercially reasonable efforts to preserve intact the present business organization and personnel of the Company, preserve the business relationships of the Company with other Persons material to the operation of the Company, and not permit any action or omission which would cause any of the representations or warranties of the Company contained herein to become inaccurate or any of the covenants of the Company to be breached. Without limiting the generality of the foregoing, except as set forth in Schedule 6.3, prior to the Closing, the Company will not,
                ------------
without the prior written consent of the Buyer:

          (a) incur any obligation or enter into any Contract, other than in the Ordinary Course of Business, which (i) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $25,000 and (ii) has a term of, or requires the performance of any obligations by the Company over a period in excess of six months;

          (b) take any action, or enter into or authorize any Contract or transaction involving more than $25,000 and outside the Ordinary Course of Business, other than any transactions contemplated by this Agreement;

          (c) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties other than in the Ordinary Course of Business;

          (d) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value involving more than $25,000 and outside in the Ordinary Course of Business;

          (e) make any changes in its accounting systems, policies, principles or practices;

          (f) enter into, authorize, or permit any transaction with any Seller or any Affiliate thereof, or enter into any Contract relating to compensation or benefits with any Person, or, other than in the Ordinary Course of Business, modify any compensation amounts or levels of any officer or employee;

          (g) except as required for the transactions contemplated in this Agreement, change or amend its articles of incorporation or code of regulations;

          (h) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other securities of the Company, or amend any of the terms of any such capital stock or other securities, except as required for the transactions contemplated in this Agreement;

          (i) except as required for the transactions contemplated in this Agreement, split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution in property other than cash in respect of its capital stock, or redeem or otherwise acquire any capital stock or other securities of the Company;

          (j) make any borrowings, incur any debt, or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the Ordinary Course of Business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any indebtedness in excess of $25,000 (other than trade payables and accrued expenses in the Ordinary Course of Business and consistent with past practice);

          (k) make any loans, advances or capital contributions to, or investments in, any other Person;

          (l) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, manager, officer or employee, or increase in any manner the compensation or fringe benefits of any director, manager, officer or employee or pay any benefit not required by any existing plan and arrangement or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing;

          (m) acquire, lease, encumber or otherwise impose a Lien on any assets, whether tangible or intangible;

          (n) authorize or make any capital expenditures which individually or in the aggregate are in excess of $25,000;

          (o) make any Tax election or settle or compromise any federal, state, local or foreign income Tax Liability, or waive or extend the statute of limitations in respect of any such Taxes;

          (p) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of Liability against the Company or any of its directors, managers, officers, employees or agents;

          (q) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any agreement, or pay any amount not required by Law or by any Contract; or

          (r) other than overnight deposits or money market instruments and investments existing on the date hereof, make any investments with cash or the proceeds of existing investments.

     SECTION  6.4.  Full Access.  The Sellers will permit and cause the Company
                    -----------
to permit, representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including Tax records), Contracts, and documents of or pertaining to the Company and shall make the officers and employees of the Company available to the Buyer and its representatives as the Buyer and their representatives shall from time to time reasonably request, in each case to the extent that such access and disclosure would not obligate the Company to take any actions that would disrupt the normal course of its business or violate the terms of any agreement to which the Company is bound or any applicable Law or regulation. The Buyer and the Buyer's representatives will not use any of the Confidential Information that they receive from the Company except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, the Buyer and the Buyer's representatives will return to the Company all tangible embodiments (and all summaries and copies, including electronically stored information) of the Confidential Information that they receive from the Company or copied from Confidential Information received from the Company which are in its possession and will only use such Confidential Information in the defense of any litigation related to this Agreement; provided, however, that the Buyer and the Buyer's representatives shall not be
--------  -------
responsible for the confidentiality of any information (i) which, at the time of disclosure, is available publicly, through no fault of the Buyer (ii) which, after disclosure, becomes available publicly through no fault of the Buyer, or
(iii) which the Buyer knew or to which the Buyer had access prior to disclosure.

     SECTION  6.5.  Exclusivity.  Except as may be necessary to consummate the
                    -----------
Lindblom Transaction, the Sellers will not (and the Sellers will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Sellers will not vote their Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     SECTION  6.6.  Efforts.
                    -------

          (a) Subject to the terms and conditions hereof, each party hereto shall use all reasonable efforts to consummate the transactions contemplated hereby as promptly as practicable. An undertaking of a Person under this Agreement to use such Person's best efforts shall not require such Person to incur unreasonable expenses or obligations in order to satisfy such undertaking.

          (b) The Sellers, the Company and the Buyer will, as promptly as practicable (i) make the required filings with, and use their respective best efforts to obtain all required authorizations, approvals, consents and other actions of, governmental Authorities and (ii) use their respective best efforts to obtain all other required consents of other Persons with respect to the transactions contemplated hereby.

          (c) The Buyer will use its best efforts to obtain the financing necessary to consummate the transactions contemplated hereby.

     SECTION  6.7.  Maintenance of Insurance.  The Company will continue to
                    ------------------------
carry its existing insurance through the Closing Date, and shall not allow any material breach, default or cancellation (other than expiration and replacement of policies in the ordinary cause of business) of such insurance policies or agreements to occur or exist.

     SECTION  6.8.  Notice and Supplemental Information.  The Sellers, the
                    -----------------------------------
Company and the Buyer shall each give prompt notice to the other parties of any material adverse development causing a breach of any of its own representations and warranties in Articles III, IV and V respectively. In addition, the Sellers
                  ------------  --     -
and the Company will, from time to time, as necessary, within a reasonable period of time preceding the Closing, by notice in accordance with the terms of this Agreement, supplement or amend the Schedules, including one or more supplements or amendments to correct any matter which would constitute a breach of any representation, warranty, agreement or covenant contained herein. If the Sellers or the Company supplement or amend the Schedules with facts or circumstances that would reasonably be expected to have a Material Adverse Effect on the Company, the sole remedy of the Buyer under this Section 6.8 shall
                                                               -----------
be termination of the Agreement as provided for in Section 11.1(e).
                                                   ---------------

     SECTION  6.9.  Employment Agreement.  The Company shall enter into the
                    --------------------
Employment Agreements.

     SECTION  6.10.  Public Announcements.  The Sellers, the Company and the
                     --------------------
Buyer will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and no party shall, without the prior written consent of the others, issue any such press release or make any such public statement, except as may be required by applicable Law.

     SECTION  6.11.  Consistent Tax Reporting.  The Sellers, the Company and the
                     ------------------------
Buyer shall treat and report the transactions contemplated by this Agreement in all respects consistently for purposes of any federal, state, local or foreign Tax. The parties hereto shall not take any actions or positions inconsistent with the obligations set forth herein.

     SECTION  6.12.  Termination of Shareholder Agreements.   Prior to or at the
                     -------------------------------------
Closing the Company shall cause the termination, and render void and of no effect, (i) any existing shareholder agreements between or among holders of Shares and the Company effecting the ownership or disposition of the capital stock of the Company and (ii) any options or warrants to purchase or rights to subscribe for, any capital stock of the Company to which the Company is a party and which has not been previously exercised, canceled or redeemed.

     SECTION  6.13.  Resignation of Officers and Directors.  The  Sellers shall
                     -------------------------------------
cause each officer and member of the Board of Directors of, and each trustee or fiduciary of any plan or arrangement involving employee benefits of, the Company, if so requested by Buyer, to tender his or her resignation from such position effective as of the Closing.

     SECTION  6.14.  Capital Projects.  The Company shall purchase the Capital
                     ----------------
Projects.

     SECTION  6.15.  SERP Agreements.  The Company shall enter into the SERP
                     ---------------
agreement modifications in form and substance reasonably satisfactory to Buyer, with Edward D. Surjan, Jr., Michael A. Fout, Edward M. Stiles, III, and Gregory
J. Putman.

     SECTION  6.16.  Lindblom Transaction.  The Company shall consummate or
                     --------------------
cause the consummation of the Lindblom Transaction and Dahl will own all of the outstanding capital stock of the Company.

     SECTION  6.17.  Transition.  The Sellers will not take any action that is
                     ----------
designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Sellers will refer all customer inquiries relating to the Business of the Company to the Buyer from and after the Closing.

     SECTION  6.18.  Confidentiality.  The Sellers will, and will cause Lindblom
                     ---------------
to, treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and, in the event of a Closing, deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.18. If, in the absence of a
                                       ------------
protective order or the receipt of a waiver hereunder, a party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; provided, however, that such Seller shall use his
                             --------  -------
or its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     SECTION  6.19.  Noncompetition.
                     --------------

          (a) The Sellers acknowledge that they have a special knowledge of the Business and the proprietary and confidential information included in the Business, and that the Buyer is making a considerable investment in the Business from which the Sellers have benefitted. In consideration of this Agreement and such investment and benefit, and as an inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated herein, each of the Sellers agrees that, for a period of five years after the Closing Date, no Seller will, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business that directly or indirectly designs and manufactures liquid crystal displays and modules ("Competitive Business"); provided, however, that any Seller may own less
       --------------------    --------  -------
     than 1% of any outstanding class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, of an issuer that is a Competitive Business.

          (b) For a period of five years following the Closing Date, none of the Sellers will, without the express prior written approval of the Board of Directors of the Buyer, (A) directly or indirectly recruit, solicit or otherwise induce or influence any sales agent, joint venturer, lessor, supplier, agent, representative or any other person that has or had during the one year period initially preceding the Closing Date a business relationship with the Company, to discontinue, reduce or adversely modify such employment, agency or business relationship with the Buyer or the Company as it relates to the Business as conducted by the Buyer or the Company after the Closing Date, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is employed or retained by the Buyer or the Company. Notwithstanding the foregoing, nothing herein shall prevent a Seller from providing a letter of recommendation to an employee with respect to a future employment opportunity.

          (c) For a period of five years following the Closing Date, none of the Sellers will without the express prior written approval of the Board of Directors of the Buyer, directly or indirectly, recruit, solicit or otherwise induce or influence any customer of the Buyer or the Company to discontinue, reduce or modify such business relationship with the Buyer or the Company.

          (d) Each of the Sellers agrees that the violation or threatened violation of any of the provisions of this Section 6.19 shall cause
                                                ------------
     immediate and irreparable harm to the Buyer and that the damage to the Buyer will be difficult or impossible to calculate with precision. Therefore, in the event any Seller violates this Section 6.19, an
                                                      ------------
     injunction restraining such Seller from such violation may be entered against such Seller in addition to any other relief available to the Buyer.

          (e)  If, at the time of enforcement of any provision of this Section
                                                                       -------
     6.19, a court shall hold that the duration, scope or other restrictions
     ----
     stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope or other restrictions and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and other restrictions permitted by law; provided, however, that the
                                                    --------  -------
     substituted period shall not exceed the period contemplated by this Agreement.

     SECTION  6.20.  Jackson Guaranty.  Jackson hereby guarantees the payment of
                     ----------------
the Buyer's obligations pursuant to Section 2.3 solely in the event that Buyer
                                    -----------
fails to pay such obligation to Dahl when due. The foregoing guaranty is a guaranty of payment only and shall only be enforceable in the event Buyer fails to make the payments required by Section 2.3.
                                 -----------

     SECTION  6.21.  Post-Closing Covenants.  The Sellers, the Company and the
                     ----------------------
Buyer agree as follows with respect to the period following the Closing:

          (a) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX). From and after the Closing,
                                    ----------
     the Buyer will be entitled to access all documents, books, records, agreements, and financial data of any sort relating to the Company.

          (b) In the event and for so long as any party hereto actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other parties hereto will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article IX).
                                    ----------


                                  ARTICLE VII

                       CONDITIONS TO OBLIGATION OF BUYER

     The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     SECTION  7.1.  Representations and Warranties True as of Closing Date.  The
                    ------------------------------------------------------
representations and warranties set forth in Articles III and IV shall have been
                                            ------------     --
accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

     SECTION  7.2.  Compliance with Covenants.  The Sellers and the Company
                    -------------------------
shall have performed and complied with all of the covenants hereunder in all material respects through the Closing.

     SECTION  7.3.  Consents.  The Company shall have procured all of the third
                    --------
party consents specified in Sections 4.3 and 6.2 above.
                            --------------------

     SECTION  7.4.  Actions or Proceedings.  No action, suit, or proceeding
                    ----------------------
shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

     SECTION  7.5.  Certificate.  The Sellers shall have delivered to the Buyer
                    -----------
a certificate to the effect that each of the conditions specified above in Sections 7.1-7.4 is satisfied in all respects.
----------------

     SECTION  7.6.  Financial Condition at Closing.  All of the following
                    ------------------------------
financial conditions shall exist as of March 31, 1998:

          (a) the Company shall have not more than $3.8 million in outstanding indebtedness at the Closing Date. For purposes of this Section 7.6, the
                                                             -----------
     term indebtedness shall include notes payable and the short-term and long-term portions of any and all indebtedness for borrowed money or other obligations, including capitalized lease obligations, including accrued interest, fees and prepayment penalties with respect thereto, but shall not include accounts payable that are payable other than to the Sellers or their Affiliates, all as determined in accordance with GAAP in a manner consistent with prior periods;

          (b) the minimum level of working capital of the Company shall be at least $1.65 million. The term "working capital" shall be defined as net accounts receivable plus inventory less current liabilities (to the extent
                         ----           ----
     not included in Section 7.6(a)); and
                     --------------

          (c) the mix of assets and liabilities of the Companies and their Subsidiaries shall be substantially the same as at October 31, 1997;

provided, however, that the failure to satisfy the conditions in this Section
--------  -------                                                     -------
7.6 will serve to reduce the Purchase Price payable to the Seller by the
---
following sum: (i) the amount by which working capital of the Company is less than $1.65 million plus (ii) the amount of indebtedness assumed or refinanced by
                   ----
Buyer in excess of $3.8 million, and; provided, further, that if the Company
                                      --------  -------
does anything outside of the Ordinary Course of Business to affect the working capital of the Company between the date hereof and the Closing Date, the Buyer shall be able to terminate this Agreement as provided in Section 11.1(e).
                                                         ---------------

     SECTION  7.7.  Opinion of Counsel.  The Buyer shall have received from
                    ------------------
counsel to the Sellers an opinion in form and substance as set forth in Exhibit
                                                                        -------
B attached hereto, addressed to the Buyer, and dated as of the Closing Date.
-

     SECTION  7.8.  Resignations.  The Buyer shall have received the
                    ------------
resignations, effective as of the Closing, of each director and officer of the Company other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing.

     SECTION  7.9.  Financing.  The Buyer shall have obtained on terms and
                    ---------
conditions which are commercially reasonable all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of the Company after the Closing.

     SECTION  7.10.  Employment Agreements.  The Company shall have entered into
                     ---------------------
the Employment Agreements.

     SECTION  7.11.  Capital Projects.  The Company shall have purchased the
                     ----------------
Capital Projects.

     SECTION  7.12.  SERP Agreements.  The Company shall have entered into the
                     ---------------
SERP agreement modifications in form and substance reasonably satisfactory to Buyer.

     SECTION  7.13.  Lindblom Transaction.  The Lindblom Transaction shall have
                     --------------------
been consummated and Dahl shall be the owner of all of the outstanding capital stock of the Company.

     SECTION  7.14.  FIRPTA Certificate.  Buyer shall have received from each
                     ------------------
Seller a duly executed certificate in the form specified by Treasury Regulation
(S) 1.1445-2(b)(2).

     SECTION  7.15.  Termination of Certain Agreements.  The Sellers shall have,
                     ---------------------------------
and the Sellers shall have caused their Affiliates and the Company to, and that the Company and its Affiliates shall have, effective as of the Closing, without any cost to the Company, terminated, rescinded, canceled and rendered void and of no effect any and all Contracts between the Company on the one hand and any Seller or any Affiliate thereof (other than the Company) on the other hand. The Sellers agree that effective as of the Closing, all rights of any Seller or any Affiliate thereof or any Affiliates of the Company to indemnification by the Company (whether by Contract, code of regulations, Law or otherwise) are terminated, void, of no effect and unenforceable by them except as may arise pursuant to this Agreement.

     SECTION  7.16.  Insurance.  Buyer shall be satisfied as to the availability
                     ---------
and cost of adequate and reasonable insurance covering the business and assets of the Company.

     SECTION  7.17.  Contracts.  None of the Contracts entered into by the
                     ---------
Company shall be breached or subject to termination, modification or change as a result of the transactions contemplated by this Agreement, and none of the customers of the Company shall have stated or indicated their determination or intention to reduce or otherwise adversely change their orders or business.

     SECTION  7.18.  Board Approval.  The Board of Directors of Buyer shall have
                     --------------
authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     SECTION  7.19.  No Material Adverse Effect.  Since the date of this
                     --------------------------
Agreement, no event has occurred which could reasonably be expected to have a Material Adverse Effect on the Company or on any item set forth on any Schedule.

     SECTION  7.20.  Documents.  All actions to be taken by the Sellers in
                     ---------
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

                                 ARTICLE VIII

                    CONDITIONS TO OBLIGATION OF THE SELLERS

          The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          SECTION  8.1.  Representations and Warranties True as of Closing.  The
                         -------------------------------------------------
representations and warranties set forth in Article V shall have been accurate,
                                            ---------
true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          SECTION  8.2.  Compliance with Covenants.  The Buyer shall have
                         -------------------------
performed and complied with all of its covenants hereunder in all material respects through the Closing.

          SECTION  8.3.  Actions or Proceedings.  No action, suit, or proceeding
                         ----------------------
shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

          SECTION  8.4.  Certificate.  The Buyer shall have delivered to the
                         -----------
Sellers a certificate to the effect that each of the conditions specified above in Sections 8.1 - 8.3 is satisfied in all respects.
   ------------------

          SECTION  8.5.  Opinion of Counsel.  The Sellers shall have received
                         ------------------
from counsel to the Buyer an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to the Sellers, and dated as of the Closing
---------
Date.

          SECTION  8.6.  Documents.  All actions to be taken by the Buyer in
                         ---------
connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

                                  ARTICLE IX

                      SURVIVAL AND REMEDY; INDEMNIFICATION

          SECTION  9.1.  Survival of Representations and Warranties.  All of the
                         ------------------------------------------
terms and conditions of this Agreement, together with the warranties, representations, agreements and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that unless otherwise stated, the agreements and
        --------  -------
covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied. Notwithstanding the foregoing, (a) the representations and warranties contained in Article III and Sections 4.1, 4.2, 4.3, 4.4, 5.1, 5.2, 5.3 and 5.4 of this
   -----------     -------- ---  ---  ---  ---  ---  ---  ---     ---
Agreement shall survive the Closing and continue in full force and effect indefinitely; (b) the representations and warranties of the Sellers and the Company contained in Sections 4.11, 4.25 and the covenants set forth in Section
                     -------------  ----                                -------
10.6 of this Agreement shall survive the Closing and continue in full force and
----
effect until the expiration of the applicable statute of limitations (including any extensions or waivers thereof); and (c) all other representations and warranties, and the related agreements of the Sellers, the

Company and the Buyer to indemnify each other set forth in this Article IX,
                                                                ----------
shall survive and continue for, and all indemnification claims with respect thereto shall be made prior to the end of, eighteen (18) months from the Closing Date, except for representations, warranties and related indemnities for which an indemnification claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such indemnification claim until the final disposition thereof (the "Indemnification Period").
 ----------------------

     SECTION  9.2.  Indemnification by the Management Sellers.
                    -----------------------------------------

          (a)  In the event that, during the Indemnification Period  there is
     (i) a breach (or an alleged breach) of any of the representations or warranties made by, or any breach of or failure to perform any covenant, agreement or obligation of, the Company or any Seller in this Agreement or any other document contemplated hereby, or in any document relating hereto or thereto or contained in any exhibit or Schedule to this Agreement, (ii) any Liabilities, Adverse Consequences or remediation, clean-up or similar obligations or costs under Environmental Laws and relating to the Business and activities or the ownership, operation or lease by the Company of facilities in respect of any periods prior to the Closing, or (iii) any demands, assessments, judgments, costs and reasonable legal and other expenses or other Adverse Consequences arising from, or in connection with, any investigation, action, suit, proceeding or other claim incident to any of the foregoing and, if there is an applicable survival period pursuant to Section 9.1, then, in each case, provided that the Buyer make a written claim for indemnification against the Company within such survival period, the Management Sellers (the "Company Indemnifying Parties") agree (subject
                                  ----------------------------
     to the limitations set forth in this Section 9.2) to, jointly and
                                          -----------
     severally, indemnify the Buyer and its Affiliates, directors, officers. employees, stockholders, representatives and agents (collectively the "Buyer Indemnified Parties") from and against the entirety of any Adverse
      -------------------------
     Consequences the Buyer Indemnified Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer Indemnified Parties may suffer through and after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by any breach (or alleged breach) of the foregoing; provided, however, that (A) except for breaches of the
                --------  -------
     representations and warranties contained in Sections 4.11 and 4.25 of this
                                                 -------------     ----
     Agreement, the Company Indemnified Parties shall not have any obligation to indemnify the Buyer Indemnified Parties from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any breach (or alleged breach) by the Company until the Buyer Indemnified Parties have suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $50,000 aggregate threshold (at which point the Company Indemnifying Parties will be obligated to indemnify the Buyer Indemnified Parties from and against all such Adverse Consequences) and (B) there will be a $1,500,000 aggregate ceiling on the obligation to indemnify the Buyer Indemnified Parties from and against Adverse Consequences resulting from, arising out of, or relating to, the items identified in this Article IX.

          (b)  Subject to the provisions of Section 9.2(a) (including any
                                            --------------
     applicable threshold and ceiling provisions), the Management Sellers agree to indemnify the Buyer, jointly and severally, from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company (x) for any Taxes of the Company and any entities owned by or affiliated with the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax period beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 10.3) to the portion of
                                             ------------
     such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Latest Balance Sheet,
     (y) for the unpaid Taxes of any Person (other than the Company) under Reg.
     (S)1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract, or otherwise and (z) for any Taxes imposed upon the Company as a result of the Trust Agreements or the Lindblom Transaction.

          (c)  Subject to the provisions of Section 9.2(a) (including any
                                            --------------
     applicable threshold and ceiling provisions), the Management Sellers agree to indemnify the Buyer, jointly and severally, from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any unknown, undisclosed, or contingent debts or obligations (including but not limited to environmental, legal, employee benefit and product Liability exposures) of the Company to the extent such debts or obligations relate to any time periods prior to the Closing Date.

     SECTION  9.3.  Indemnification by the Buyer.  Provided that the Sellers
                    ----------------------------
make a written claim for indemnification against the Buyer within the survival period set forth in Section 9.1, the Buyer agrees to indemnify the Sellers
                    -----------
against, and agrees to hold them harmless from, any and all Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Sellers may suffer through and after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by (i) any breach of or any inaccuracy in any representation or warranty made by the Buyer pursuant to this Agreement, any agreement, or instrument contemplated hereby, any document relating hereto or thereto or contained in any exhibit or Schedule to this Agreement; (ii) any breach of or failure by the Buyer to perform any agreement, covenant or obligation of the Buyer set out in this Agreement, any agreement, or instrument contemplated hereby, any document relating hereto or thereto or contained in any exhibit or Schedule to this Agreement; and (iii) any obligations and Liabilities in respect of the Company from and after the Closing Date.

     SECTION  9.4.  Third-Party Claims.
                    ------------------

          (a)  If any third party shall notify any party (the "Indemnified
                                                               -----------
     Party") with respect to any matter (a "Third Party Claim") which may give
     -----                                  -----------------
     rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Article IX, then the Indemnified Party
      ------------------              ----------
     shall promptly notify each Indemnifying Party thereof in writing; provided,
                                                                       --------
     however, that no delay on the part of the Indemnified Party in notifying
     -------
     any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. For purposes of this Section
                                                                     -------
     9.4, in all instances where the Indemnifying Party would be the Company or
     ---
     any Seller, the term "Indemnifying Party" shall be limited to the Management Sellers.

          (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(b) above, (A) the
                                              --------------
     Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (d)  In the event any of the conditions in Section 9.4(b) above is or
                                                     --------------
     becomes unsatisfied in the reasonable judgment of the Indemnified Party, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith),
     (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.
                             ----------

     SECTION  9.5.  Other Indemnification Provisions.
                    --------------------------------

          (a)  The liability of any party under this Article IX shall be in
                                                     ----------
     addition to, and not exclusive of any other liability that such party may have at law or equity based on a party's fraudulent acts or omissions. None of the provisions of this Agreement shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud, including but not limited to, defenses of statutes of limitations or limitations of damages.

          (b) Each Seller hereby agrees that he will not make any claim for indemnification against the Company by reason of the fact that he was a director, manager, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, member, trustee, director, manager, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against the Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable Law, or otherwise).

          (c) Indemnification claims shall be reduced, by and to the extent, that an Indemnified Party shall be entitled to receive proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification claim by such Indemnified Party, net of any increased premiums or similar costs arising out of the making of such claims against such arrangements; provided, however, that indemnification claims shall not be reduced by Tax benefits, if any.

          (d) The Buyer shall have the right to offset indemnification amounts due either of them or from the Company Indemnifying Parties pursuant to this Agreement against payments due to the Company Indemnifying Parties pursuant to this Agreement or any other agreement between the Buyer and any Company Indemnifying Party.

     SECTION  9.6.  Holdback.  Buyer agrees that to the fullest extent permitted
                    --------
by Law, after the Closing and with respect to any claim or cause of action asserted by Buyer relating to or arising from breaches of the representations, warranties or covenants of the Company or the Sellers contained in this Agreement, Buyer will first take any amounts owed to the Buyer by the Company Indemnifying Parties pursuant to this
Article IX from the Holdback Amount. The Holdback Amount shall be the Buyer's sole and exclusive remedy against the Company Indemnifying Parties until the Holdback Amount is completely depleted, at which point the Buyer shall look to collect any additional amounts owed hereunder from the Company Indemnifying Parties.

                                   ARTICLE X

                                  TAX MATTERS

     SECTION  10.1.  Tax Matters.  The following provisions shall govern the
                     -----------
allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

     SECTION  10.2.  Tax Periods Ending on or Before the Closing Date.  The
                     ------------------------------------------------
Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Sellers shall permit the Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing. Buyer and Seller shall attempt in good faith to resolve any disagreements regarding such Tax Returns; provided, however, that
                                                      --------  -------
the final decision regarding any such Tax Return shall rest with the Sellers. The Sellers shall reimburse Buyer for Taxes of the Company with respect to such periods within fifteen (15) days after payment by Buyer or the Company of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Latest Balance Sheet.

     SECTION  10.3.  Tax Periods Beginning Before and Ending After the Closing
                     ---------------------------------------------------------
Date. Buyer shall prepare or cause to be prepared and file or cause to be filed
----
any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Buyer shall permit the Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing. Buyer and the Sellers shall attempt in good faith to resolve any disagreements regarding such Tax Returns; provided, however, that the final
                                          --------  -------
decision regarding any such Tax Return shall rest with Buyer. The Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Tax period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Latest Balance Sheet. Buyer shall pay to the Sellers the amount, if any, by which Taxes prepaid by the Sellers exceed the portion of such Taxes which relates to the portion of such Tax period ending on the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Tax period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

     SECTION  10.4.  Cooperation on Tax Matters.
                     --------------------------

          (a) Buyer, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article X and any audit, litigation
                                            ---------
     or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing Authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

          (b) Buyer and Sellers further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby); provided, however, that no party shall be required to take any action which
     --------  -------
     would reasonably be expected to have an adverse effect on such party.

          (c) Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

     SECTION  10.5.  Tax Sharing Agreements.  All Tax sharing agreements or
                     ----------------------
similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any Liability thereunder.

     SECTION  10.6.  Certain Taxes.  All transfer, documentary, sales, use,
                     -------------
stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.


                                   ARTICLE XI

                                  TERMINATION

     SECTION  11.1.  Termination of Agreement.  Certain of the parties may
                     ------------------------
terminate this Agreement as provided below:

          (a) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) the Buyer may terminate this Agreement by giving written notice to the Sellers on or before the 30th day following the date of this Agreement, but prior to the Closing, if the Buyer is not reasonably satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding the Company;

          (c) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 1998 by reason of the failure of any condition precedent under Article VII hereof (unless the failure
                                   -----------
     results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (d) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event that the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 1998, by reason of the failure of any condition precedent under Article VIII hereof (unless the
                                              ------------
     failure results primarily
     from any Seller breaching any representation, warranty, or covenant contained in this Agreement).

          (e) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing in the event: (x) the Sellers or the Company supplement or amend the Schedules with facts or circumstances that would reasonably be expected to have a Material Adverse Effect on the Company or (y) the Company does anything outside of the Ordinary Course of Business to affect the working capital of the Company between the date hereof and the Closing Date.

     SECTION  11.2.  Effect of Termination.  If any party terminates this
                     ---------------------
Agreement pursuant to Section 11.1 above, all rights and obligations of the
                      ------------
parties hereunder shall terminate other than those set forth in Sections 6.4 and
                                                                ------------
6.18, without any Liability of any party to any other party (except for any
----
Liability of any party then in breach).


                                  ARTICLE XII

                                 MISCELLANEOUS

     SECTION  12.1.  Expenses. Each party will bear his or its own costs and
                     --------
expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     SECTION  12.2.  Press Releases and Public Announcements. No party shall
                     ---------------------------------------
issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Sellers; provided, however, that any party may make any public disclosure it
         --------  -------
believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other parties prior to making the disclosure).

     SECTION  12.3.  No Third-Party Beneficiaries. Subject to the provisions of
                     ----------------------------
Section 12.5, this Agreement shall not confer any rights or remedies upon any
------------
Person other than the parties and their respective successors and permitted assigns.

     SECTION  12.4.  Entire Agreement. This Agreement (including the documents
                     ----------------
referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     SECTION  12.5.  Succession and Assignment.  This Agreement shall be
                     -------------------------
binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may, upon prior written notice (i)
         --------  -------
assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder) and
(iii) grant a security interest in respect of its rights hereunder to its lenders.

     SECTION  12.6.  Counterparts. This Agreement may be executed in one or more
                     ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     SECTION  12.7.  Headings.  The section headings contained in this
                     --------
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION  12.8.  Notices. All notices, requests, demands, claims, and other
                     -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     (a) If to the Sellers, to the addresses set forth in the Company's records:

                    with a copy to:

                    Stark & Knoll
                    Ohio Edison Building
                    76 South Main Street, Suite 1512
                    Akron, Ohio 44308
                    Attention: James L. Rench
                    Facsimile No.: (330) 376-6237

     (b) If to the Buyer, addressed as follows:

                    Crystaloid Technologies, Inc.
                    c/o Jackson Products, Inc.
                    2997 Clarkson Road
                    Chesterfield, Missouri  63017
                    Attention: Christopher T. Paule
                    Facsimile No.: (314) 207-2800
                    with a copy to:

                    Mayer, Brown & Platt
                    1675 Broadway, Suite 1900
                    New York, New York  10019-5820
                    Attention: James B. Carlson
                    Facsimile No.: (212) 262-1910

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.


     SECTION  12.9.   Governing Law. This Agreement shall be governed by and
                      -------------
construed in accordance with the domestic Laws of the State of Missouri without giving effect to any choice or conflict of Law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Missouri.

     SECTION  12.10.  Amendments and Waivers. No amendment of any provision of
                      ----------------------
this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and Sellers. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     SECTION  12.11.  Jackson. Unless otherwise stated in this Agreement,
                      -------
neither Jackson nor any of its Affiliates (other than the Buyer) will have any obligations or liabilities in respect of this Agreement, except with respect to the obligations of Jackson pursuant to Section 6.20.

     SECTION  12.12.  Severability. Any term or provision of this Agreement that
                      ------------
is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     SECTION  12.13.  Construction. The parties have participated jointly in the
                      ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     SECTION  12.14.  Incorporation of Exhibits, Annexes, and Schedules. The
                      -------------------------------------------------
Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     SECTION  12.15.  Specific Performance. Each of the parties acknowledges and
                      --------------------
agrees that the other parties would be damaged irreparably in the event any of the provisions of Sections 6.4, 6.5, 6.10, 6.18, 6.19 and 6.21 of this Agreement
                           ---  ---  ----  ----  ----     ----
are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the aforementioned provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 12.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

     SECTION  12.16.  Submission to Jurisdiction. Each of the parties submits to
                      --------------------------
the jurisdiction of any state or federal court sitting in St. Louis, Missouri in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 12.8 above. Nothing in this Section 12.15,
                         ------------                        -------------
however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 CRYSTALOID TECHNOLOGIES, INC.


                                 By:   /s/ Christopher T. Paule
                                     -------------------------------------
                                    Name:  Christopher T. Paule
                                    Title: Vice President


                                 CRYSTALOID ELECTRONICS COMPANY


                                 By:   /s/ Robert R. Dahl
                                     --------------------------------------
                                    Name:  Robert R. Dahl
                                    Title: Chairman and Chief Executive
                                           Officer


                                 DAHL PARTNERS INCORPORATED


                                 By:   /s/ Robert R. Dahl
                                     --------------------------------------
                                    Name:  Robert R. Dahl
                                    Title: Chairman and Chief Executive
                                           Officer


                                 MANAGEMENT SELLERS:


                                   /s/ Robert R. Dahl
                                 -------------------------------------
                                 Robert R. Dahl


                                    /s/ Edward D. Surjan, Jr.
                                 -------------------------------------
                                 Edward D. Surjan, Jr.

                                 JACKSON PRODUCTS, INC.
                                 (for purposes of Section 6.20 only)
                                                  ------------


                                 By:   /s/ Christopher T. Paule
                                     ---------------------------------
                                    Name:  Chritopher T. Paule
                                    Title: Vice President

                                     -56-